UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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BED BATH & BEYOND INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XII

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

MACELLUM ADVISORS GP, LLC

MACELLUM HOME FUND, LP

MACELLUM MANAGEMENT, LP

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

MERLIN PARTNERS INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA SPECIAL OPPORTUNITY FUND

ANCORA/THELEN SMALL-MID CAP FUND

ANCORA ADVISORS, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

JONATHAN DUSKIN

FREDERICK DISANTO

VICTOR HERRERO AMIGO

THERESA R. BACKES

JOSEPH BOEHM

DAVID A. DUPLANTIS

JOHN E. FLEMING

SUE ELLEN GOVE

JANET E. GROVE

JEFFREY A. KIRWAN

JEREMY I. LIEBOWITZ

JON LUKOMNIK

CYNTHIA S. MURRAY

MARTINE M. REARDON

HUGH R. ROVIT

JOSHUA E. SCHECHTER

ALEXANDER W. SMITH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Holdings, LLC, Macellum Advisors GP, LLC and Ancora Advisors, LLC, together with the other participants named herein (collectively, the “Participants”), intend to file a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2019 annual meeting of shareholders of Bed Bath & Beyond Inc., a New York corporation (the “Company”).

On April 16, 2019, Christopher S. Kiper, Managing Member of Legion Partners Holdings, LLC, spoke at the 13D Monitor Active-Passive Investor Summit about the Company. The text of the transcript as it relates to Mr. Kiper’s discussion of the Company follows:

Chris Kiper:	The name I’m going to talk today and spend most of the time on is Bed Bath & Beyond. We want to restore Bed Bath & Beyond, and if you look at this chart, you can see why. This is the TSR of Bed Bath & Beyond which is negative over any observable period you’d like to compare it. The one, the three, the five, the ten, and then we have this other period here on the end which is 15 years since the current CEO took the helm. Since he’s been the CEO, the stock’s down 58%, the peer group’s up 600. And that’s their retail peers. Their proxy peers they didn’t pick very well because those are up 754%, really highlighting the fact that these guys don’t know what they’re doing.
Chris Kiper:	The next chart also highlights that they don’t really know what they’re doing when it comes to share buyback. They bought back $10.6 billion dollars worth of stock. That’s kind of an amazing number because the market cap of the company when we launched our fight was $1.9 billion. The thing you’ll notice about this chart, they like to buy stock back at high prices, and they like to buy a lot of it when the stock price is high, and then when the stock price is low they don’t buy very much. It’s sort of the opposite behavior you’d hope for.
Chris Kiper:	The gross margins of the company have been in rapid decline. These are the gross margins, since 2011 they’ve given up 730 basis points of gross margin, blaming most of that on increased couponing. We’re not going to get rid of the coupon, so don’t worry about that.
Speaker 1:	Thank you, thank you very much.
Chris Kiper:	Absolutely. SG&A is also going the wrong way. SG&A back in 2011 was 25% of sales, now it’s 31% of sales. It’s up to $3.6 billion dollars of spending on SG&A, and we’ll talk about exact comp which is factoring into that a bit later. But this is all added up to EBITDA margins which went from, back in 2011 these guys were really best in class. EBITDA margins approaching 20%, now we’re down at 6% which has been just a dramatic fall.
Chris Kiper:	The next chart here shows another problem the company has which is if you’ve ever been to their stores, what you’ll notice is the inventory is stacked all the way to the ceiling, there’s quite a bit of it. And the turns are pretty low because of this. They empower the store managers to do the ordering. 70% of the things that go into the box were ordered by the store manager. If you dig into the incentive compensation structure of the company, there’s no incentive for the store manager on inventory. It’s unbelievable. The only thing that they invent the store managers to do is to control shrink. He can order whatever the heck he wants to, and the only thing he gets in trouble for is if someone steals it from him.

Chris Kiper:	To go to a deeper dive on the inventory problem, because it’s one thing to say inventory’s high, it’s another thing to actually show you what we’re talking about. This is a spatula, or actually the correct name is a turner. They have 37 of these in inventory at the store near my house. If you compare that to the other stores that are in the area, you’ll see that they have more skus at 37 skus than anybody else does. The number of brands that they carry are eight brands. The closest competitor in terms of brands is five. And then what you’ll notice, that third circle, and this is really telling and a huge opportunity for the company to improve their margins, the private label penetration is extremely low.
Chris Kiper:	Look at Williams-Sonoma. They have 86% of the products in this category are private labeled. Big opportunity. We’re going to do a lot more with this concept. We’re coming out with a full plan next week. What this has all led to is a worst in class valuation if you compare them to most all of their retail peers, a pretty poor valuation. If you think about the valuation as we sit here today, there’s about a half a billion dollars that would be pretty easy to unlock out of inventory. They have some non-core assets that are worth about a billion. If you take that off of the valuation today, you’re basically able to buy the core Bed Bath & Beyond concept for under three times enterprise value to EBITDA, which we think is a really great price.
Chris Kiper:	The executives, don’t shed too many tears for them if they get voted out of office. They’ve collected over $300 million dollars of comp for this performance that we’ve been talking about. The CEO since he’s been CEO has beaten the market four years out of 15. He has taken home over $180 million dollars, and then the two co-chairmen who’ve been on the board each for 48 years have taken out over $60 million dollars of compensation. Rather staggering.
Chris Kiper:	In terms of governance, there’s a lot of governance problems at the company. We’re going to be fixing all of these. The board of directors, currently eight of the 12 members have been on the board for over 15 years. Not a lot of new thinking. The co-founders have been there for 48 years. ISS has been all over this topic and this company, especially on the exec comp and how disconnected it is from what the performance record has been for the company. Four years in a row, the company’s failed it’s say on pay. The say on pay vote was so horrible last year that the director, who was the chair of the comp committee, Victoria Morrison, didn’t get a majority vote in the election, and she was voted off the board. But the board decided to reject her resignation and keep her around because of her legal talent, I guess.
Chris Kiper:	ISS has given the quality score here of eight. That’s a little bit better than the last two years where it was at the highest risk at ten. Children of the co-chairmen, that’s a good position to have, being a child of the co-chairman. You get to sell businesses back to the company. Both co-chairmen have kids that have done that, $90 million dollars there. And then the independent directors don’t have any real retail experience, and that’s, I guess, how you end up in this situation.
Chris Kiper:	We want to replace the entire 12 person board, and get a new CEO to run the company. We’re certain that Bed Bath & Beyond’s best days are ahead of it. We’re going to be announcing and rolling out an improvement plan next week. Our improvement plan is going to be focused on getting more people to come into the stores, as well as really attacking gross margin. We’d like to go more to direct sourcing. 90% of the things the company buys today come from domestic middlemen. We’d like to go direct to Asia where most of this stuff comes from anyway. Those middlemen are just going to Asia, why they’re in the middle of a transaction doesn’t really make any sense. And then we think, as I mentioned, expanding private label, huge opportunity to really drive the valuation.

Chris Kiper:	We’re going to get rid of nonworking SG&A. Nonworking, we’re focused on things that don’t face the customer. All that corporate excessive compensation, that’s going to be a thing of the past. And we want to get the cost structure in line, and really go back to investing in the store associates to make them the experts for the home that they’re supposed to be. I was recently in a store, and one of the associates was commenting to a customer that she just got the job a month ago, and didn’t know anything about cooking prior to getting the job. I don’t think she was going to be providing very much help inside the store.

Chris Kiper:	In our view, we think that this plan will produce 300 to 400 basis points of EBIT expansion over a few year period, and we think that we can get back to $5 per share of earnings power in just a few years. We’re really excited about this. I’m not going to be taking any questions today, but I’d be happy to talk to you guys offline if there’s any questions in the room after we get off stage.

About Legion Partners

Legion Partners is a long-term-oriented activist fund focused on producing superior risk-adjusted returns for clients. Legion Partners’ investment strategy is concentrated on North American small cap equities, utilizing deep fundamental research and long-term shareholder engagement to drive superior performance over time.

About Macellum

Macellum has substantial experience investing in consumer and retail companies and assisting such companies in improving their long-term financial and stock price performance. Macellum’s historical investments include: Collective Brands, GIII Apparel Group, Hot Topic, Charming Shoppes and Warnaco, among other companies. Macellum prefers to constructively engage with management to improve its governance and performance for the benefit of all stockholders, as it did with Perry Ellis. However, when management is entrenched, Macellum has run successful proxy contests to effectuate meaningful change, including at The Children’s Place, Christopher & Banks and most recently at Citi Trends.

About Ancora Advisors

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns three separate and distinct SEC Registered Investment Advisers, Ancora Advisors, Inc., Ancora Family Wealth Advisors, LLC and Ancora Retirement Plan Advisors, Inc. and Inverness Securities LLC, a broker dealer. Ancora Advisors, LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), pooled investments (hedge funds/investment limited partnerships), and institutions such as pension/profit sharing plans, corporations, charitable & “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf families and high net-worth individuals. Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”), and Ancora Advisors, LLC, a Delaware limited liability company (“Ancora Advisors”) together with the participants named herein, intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of sixteen highly qualified director nominees at the 2019 annual meeting of shareholders of Bed Bath & Beyond Inc., a New York corporation (the “Company”).

LEGION PARTNERS HOLDINGS, MACELLUM GP, AND ANCORA ADVISORS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT http://www.sec.gov. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners Special Opportunities, L.P. XII, a Delaware limited partnership (“Legion Partners Special XII”), Legion Partners, LLC, a Delaware limited liability company (“Legion LLC”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White, Macellum GP, Macellum Home Fund, LP, a Delaware limited partnership (“Macellum Home”), Macellum Management, LP, a Delaware limited partnership (“Macellum Management”), Jonathan Duskin, Ancora Catalyst Institutional, LP, a Delaware limited partnership (“Ancora Catalyst Institutional”), Ancora Catalyst, LP, a Delaware limited partnership (“Ancora Catalyst”), Merlin Partners Institutional, LP, a Delaware limited partnership (“Merlin Institutional”), Ancora Merlin, LP, a Delaware limited partnership (“Ancora Merlin”), Ancora Special Opportunity Fund, a series of the Ancora Trust, an Ohio business trust (“Ancora Special Opportunity”), Ancora/Thelen Small-Mid Cap Fund, a series of the Ancora Trust, an Ohio business trust (“Ancora/Thelen”), Ancora Advisors, LLC, a Nevada limited liability company (“Ancora Advisors”), Frederick DiSanto, Victor Herrero Amigo, Theresa R. Backes, Joseph Boehm, David A. Duplantis, John E. Fleming, Sue Ellen Gove, Janet E. Grove, Jeffrey A. Kirwan, Jeremy I. Liebowitz, Jon Lukomnik, Cynthia S. Murray, Martine M. Reardon, Hugh R. Rovit, Joshua E. Schechter and Alexander W. Smith.

As of the date of this press release, Legion Partners I directly beneficially owns 3,452,124 shares of Common Stock, including 898,000 shares underlying long call options, Legion Partners II directly beneficially owns 199,952 shares of Common Stock, including 52,000 shares underlying long call options, Legion Partners Special XII directly beneficially owns 982,000 shares of Common Stock, including 200,000 shares underlying long call options, and Legion Partners Holdings directly beneficially owns 200 shares of common stock of the Company (“Common Stock”) in record name and as the sole member of Legion Partners Asset Management and sole member of Legion LLC, Legion Partners Holdings may also be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, and 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options. As the general partner of each of Legion Partners I, Legion Partners II and Legion Partners Special XII, Legion LLC may be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, and 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options. As the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Special XII, Legion Partners Asset Management may be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, and 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, Mr. Kiper may be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options and 200 shares of Common Stock beneficially owned directly by Legion Partners Holdings. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, Mr. White may be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options and 200 shares of Common Stock beneficially owned directly by Legion Partners Holdings. Macellum Home directly beneficially owns 446,415 shares of Common Stock, including 89,500 shares underlying long call options. As the investment manager of Macellum Home, Macellum Management may be deemed to beneficially own the 446,415 shares of Common Stock beneficially owned directly by Macellum Home, including 89,500 shares underlying long call options. As the general partner of Macellum Home, Macellum GP may be deemed to beneficially own the 446,415 shares of Common Stock beneficially owned directly by Macellum Home, including 89,500 shares underlying long call options. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 446,415 shares of Common Stock beneficially owned directly by Macellum Home, including 89,500 shares underlying long call options. Ancora Catalyst Institutional directly beneficially owns 244,195 shares of Common Stock, including 83,700 shares underlying long call options, Ancora Catalyst directly beneficially owns 18,380 shares of Common Stock, including 6,300 shares underlying long call options, Merlin Institutional directly beneficially owns 235,455 shares of Common Stock, including 81,000 shares underlying long call options, Ancora Merlin directly beneficially owns 27,121 shares of Common Stock, including 9,000 shares underlying long call options, Ancora Special Opportunity directly beneficially owns 20,000 shares of Common Stock and Ancora/Thelen directly beneficially owns 96,780 shares of Common Stock. As the investment advisor to each of Ancora Catalyst Institutional, Ancora Catalyst, Merlin Institutional, Ancora Merlin, Ancora Special Opportunity, Ancora/Thelen and certain separately managed accounts, including accounts held by owners and employees of Ancora Advisors of which Ancora Advisors has sole voting and dispositive power over (collectively, the “SMAs”), Ancora Advisors may be deemed to beneficially own the 244,195 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 83,700 shares underlying long call options, 18,380 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 6,300 shares underlying long call options, 235,455 shares of Common Stock beneficially owned directly by Merlin Institutional, including 81,000 shares underlying long call options, 27,121 shares of Common Stock beneficially owned directly by Ancora Merlin, including 9,000 shares underlying long call options, 20,000 shares of Common Stock beneficially owned directly by Ancora Special Opportunity, 96,780 shares of Common Stock beneficially owned directly by Ancora/Thelen and 1,184,127 shares of Common Stock held in the SMAs. As the Chairman and Chief Executive Officer of Ancora Advisors, Mr. DiSanto may be deemed to beneficially own the 244,195 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 83,700 shares underlying long call options, 18,380 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 6,300 shares underlying long call options, 235,455 shares of Common Stock beneficially owned directly by Merlin Institutional, including 81,000 shares underlying long call options, 27,121 shares of Common Stock beneficially owned directly by Ancora Merlin, including 9,000 shares underlying long call options, 20,000 shares of Common Stock beneficially owned directly by Ancora Special Opportunity, 96,780 shares of Common Stock beneficially owned directly by Ancora/Thelen and 1,184,127 shares of Common Stock held in the SMAs. As of the date hereof, John E. Fleming directly beneficially owns 5,000 shares of Common Stock. As of the date hereof, none of Frederick DiSanto, Victor Herrero Amigo, Theresa R. Backes, Joseph Boehm, David A. Duplantis, Sue Ellen Gove, Janet E. Grove, Jeffrey A. Kirwan, Jeremy I. Liebowitz, Jon Lukomnik, Cynthia S. Murray, Martine M. Reardon, Hugh R. Rovit, Joshua E. Schechter or Alexander W. Smith own beneficially or of record any securities of the Company.

Media contact:

Sloane & Company

Dan Zacchei / Joe Germani

212.486.9500

dzacchei@sloanepr.com / jgermani@sloanepr.com

Investor contact:

John Ferguson / Joe Mills

Saratoga Proxy Consulting LLC

(212) 257-1311

info@saratogaproxy.com

Source:

Legion Partners Holdings, LLC, Macellum Advisors GP, LLC and Ancora Advisors, LLC